Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 16 TO LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 16 TO LOAN AND SERVICING AGREEMENT (the “Amendment”), dated as of June 30, 2022 (the “Amendment Effective Date”), is entered into by and among ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the agent (the “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., SAMPENSION LIVSFORSIKRING A/S, ARKITEKTERNES PENSIONSKASSE, PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLAEGER and CANADIAN IMPERIAL BANK OF COMMERCE (each, a “Lender” and together, the “Lenders”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the trustee (in such capacity, the “Trustee”) and U.S. BANK NATIONAL ASSOCIATION, as the bank (in such capacity, the “Bank”) and as collateral custodian (in such capacity, the “Collateral Custodian”);

WHEREAS, the Borrower, the Agent, the Lenders, Wells Fargo Bank, National Association, as the Swingline Lender, the Servicer, the Trustee, the Bank, the Collateral Custodian and each of the other lenders, are party to the Loan and Servicing Agreement, dated as of January 22, 2010 (as amended, modified, waived, supplemented, restated or replaced from time to time, prior to the date hereof, the “Loan and Servicing Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in accordance with the provisions thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.        Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement and Schedules

SECTION 2.1.        As of the Amendment Effective Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

SECTION 2.2.        As of the Amendment Effective Date, the Schedules are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.        Each of the Borrower and the Servicer hereby represents and warrants (as to itself) to the Agent that, as of the date first written above, (i) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.        This Amendment shall become effective as of the date hereof upon:

(a)the execution and delivery of this Amendment by each party hereto;

(b)the Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c)the Lenders shall have received the executed legal opinion or opinions of Latham & Watkins LLP, and any applicable local counsel to the Borrower, in form and substance acceptable to the Agent in its reasonable discretion;

(d)each of the Agent and the Lender have received all fees due and payable to such Person; and

(e)the Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower.

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ARTICLE V

Miscellaneous

SECTION 5.1.        Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.        Severability Clause.    In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.        Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4.        Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.        Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.        Direction to Execute. The Lenders hereby authorize and direct the Trustee, the Bank and the Collateral Custodian to execute this Amendment and acknowledge and agree that the Trustee, the Bank and the Collateral Custodian shall be entitled to all of their rights, benefits, protections, immunities and indemnities set forth in the Loan and Servicing Agreement. By their signatures hereto, each of the parties acknowledges and agrees to the assignment by U.S. Bank National Association of its rights, interests and obligations as Trustee under the Transaction Documents to U.S. Bank Trust Company, National Association.

SECTION 5.7.        Execution. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ARES CAPITAL CP FUNDING LLC

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized Signatory

[Signature Page to Amendment No. 16 to LSA]

ARES CAPITAL CORPORATION,
as the Servicer

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized Signatory

[Signature Page to Amendment No. 16 to LSA]

WELLS FARGO BANK NATIONAL ASSOCIATION, as the Agent

By:	/s/ Steve Sebo
Name:	Steve Sebo
Title:	Director

[Signature Page to Amendment No. 16 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steve Sebo
Name:	Steve Sebo
Title:	Director
[Signature Page to Amendment No. 16 to LSA]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Bryson Brannon
Name:	Bryson Brannon
Title:	Director
[Signature Page to Amendment No. 16 to LSA]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Kathryn Lagroix
Name:	Kathryn Lagroix
Title:	Managing Director
[Signature Page to Amendment No. 16 to LSA]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Bank

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:	/s/ Kenneth Brandt
Name:	Kenneth Brandt
Title:	Vice President

[Signature Page to Amendment No. 16 to LSA]

SAMPENSION LIVSFORSIKRING A/S, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Jesper Damkjaer
Name:	Jesper Damkjaer
Title:	Senior Portfolio Manager - Credit

[Signature Page to Amendment No. 16 to LSA]

ARKITEKTERNES PENSIONSKASSE, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Jesper Damkjaer
Name:	Jesper Damkjaer
Title:	Senior Portfolio Manager - Credit

[Signature Page to Amendment No. 16 to LSA]

PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLÆGER, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Jesper Damkjaer
Name:	Jesper Damkjaer
Title:	Senior Portfolio Manager - Credit

[Signature Page to Amendment No. 16 to LSA]

APPENDIX A

EXHIBIT A

EXECUTION VERSION
    Conformed through Amendment No. ~~15~~16

Up to U.S. $ ~~1,525,000,000~~1,775,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 22, 2010

Among

ARES CAPITAL CP FUNDING LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and the Transferor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Agent and the Swingline Lender

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Trustee

and

U.S. BANK NATIONAL ASSOCIATION,
as the Bank and the Collateral Custodian~~, Trustee and the Bank~~

ARTICLE I. DEFINITIONS

SECTION 1.01 Certain Defined Terms	2
SECTION 1.02 Other Terms	~~60~~ 56
SECTION 1.03 Computation of Time Periods	~~60~~ 56
SECTION 1.04 Interpretation	~~60~~ 56
ARTICLE II. THE FACILITY

SECTION 2.01 Advances	~~61~~ 58
SECTION 2.02 Procedure for Advances	~~63~~ 60
SECTION 2.03 Determination of Yield	~~64~~ 61
SECTION 2.04 Remittance Procedures	~~65~~ 62
SECTION 2.05 Instructions to the Trustee and the Bank	~~69~~ 66
SECTION 2.06 Borrowing Base Deficiency Payments	~~69~~ 66
SECTION 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions	~~70~~ 67
SECTION 2.08 Payments and Computations, Etc	~~75~~ 72
SECTION 2.09 Fees	~~77~~ 74
SECTION 2.10 Increased Costs; Capital Adequacy	~~77~~ 74
SECTION 2.11 Taxes	~~79~~ 76
SECTION 2.12 Collateral Assignment of Agreements	~~81~~ 78
SECTION 2.13 Grant of a Security Interest	~~82~~ 79
SECTION 2.14 Evidence of Debt	~~82~~ 79
SECTION 2.15 Survival of Representations and Warranties	~~82~~ 79
SECTION 2.16 Release of Loan Assets	~~83~~ 79
SECTION 2.17 Treatment of Amounts Received by the Borrower	~~83~~ 80
SECTION 2.18 Prepayment; Termination	~~83~~ 80
SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period	~~84~~ 81
SECTION 2.20 Collections and Allocations	~~84~~ 81
SECTION 2.21 Reinvestment of Principal Collections	~~86~~ 83
SECTION 2.22 Additional Lenders; Increase of Commitment	~~86~~ 83
SECTION 2.23 Defaulting Lenders	~~87~~ 84
SECTION 2.24 Mitigation Obligations; Replacement of Lenders	~~89~~ 86
SECTION 2.25 Refunding of Swingline Advances	~~90~~ 87
~~SECTION 2.26 Effect of Benchmark Transition Event~~	~~91~~

ARTICLE III. CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness	~~93~~ 88
SECTION 3.02 Conditions Precedent to All Advances	~~94~~ 83
SECTION 3.03 Advances Do Not Constitute a Waiver	~~96~~ 91
SECTION 3.04 Conditions to Pledges of Loan Assets	~~96~~ 91

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower	~~98~~ 92
SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	~~106~~ 101
SECTION 4.03 Representations and Warranties of the Servicer	~~107~~ 102
SECTION 4.04 Representations and Warranties of the Trustee	~~111~~ 106
SECTION 4.05 Representations and Warranties of the each Lender	~~112~~ 107
SECTION 4.06 Representations and Warranties of the Collateral Custodian	~~112~~ 107
ARTICLE V. GENERAL COVENANTS

SECTION 5.01 Affirmative Covenants of the Borrower	~~113~~ 108
SECTION 5.02 Negative Covenants of the Borrower	~~120~~ 115
SECTION 5.03 Affirmative Covenants of the Servicer	~~124~~ 118
SECTION 5.04 Negative Covenants of the Servicer	~~129~~ 123
SECTION 5.05 Affirmative Covenants of the Trustee	~~130~~ 125
SECTION 5.06 Negative Covenants of the Trustee	~~131~~ 125
SECTION 5.07 Affirmative Covenants of the Collateral Custodian	~~131~~ 125
SECTION 5.08 Negative Covenants of the Collateral Custodian	~~131~~ 126
SECTION 5.09 Covenants of the Borrower Relating to Hedging of Loan Assets	~~131~~ 126
ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 6.01 Appointment and Designation of the Servicer	~~133~~ 127
SECTION 6.02 Duties of the Servicer	~~135~~ 129
SECTION 6.03 Authorization of the Servicer	~~137~~ 132
SECTION 6.04 Collection of Payments; Accounts	~~138~~ 126
SECTION 6.05 Realization Upon Loan Assets	~~139~~ 134
SECTION 6.06 Servicing Compensation	~~140~~ 134
SECTION 6.07 Payment of Certain Expenses by Servicer	~~140~~ 135
SECTION 6.08 Reports to the Agent; Account Statements; Servicing Information	~~141~~ 135
SECTION 6.09 Annual Statement as to Compliance	~~143~~ 137
SECTION 6.10 Annual Independent Public Accountant’s Servicing Reports	~~143~~ 137
SECTION 6.11 The Servicer Not to Resign	~~144~~ 138
ARTICLE VII. EVENTS OF DEFAULT

SECTION 7.01 Events of Default	~~144~~ 138
SECTION 7.02 Additional Remedies of the Agent	~~148~~ 142

ARTICLE VIII. INDEMNIFICATION

SECTION 8.01 Indemnities by the Borrower	~~151~~ 146
SECTION 8.02 Indemnities by Servicer	~~154~~ 149
SECTION 8.03 Legal Proceedings	~~156~~ 151
SECTION 8.04 After-Tax Basis	~~157~~ 151
SECTION 8.05 Benefit of Indemnity	~~157~~ 152

ARTICLE IX. THE AGENT

SECTION 9.01 The Agent	~~157~~ 152

ARTICLE X. TRUSTEE

SECTION 10.01 Designation of Trustee	~~162~~ 158
SECTION 10.02 Duties of Trustee	~~162~~ 158
SECTION 10.03 Merger or Consolidation	~~164~~ 160
SECTION 10.04 Trustee Compensation	~~164~~ 160
SECTION 10.05 Trustee Removal	~~164~~ 161
SECTION 10.06 Limitation on Liability	~~165~~ 161
SECTION 10.07 Trustee Resignation	~~166~~ 163

ARTICLE XI. MISCELLANEOUS

SECTION 11.01 Amendments and Waivers	~~167~~ 163
SECTION 11.02 Notices, Etc	~~168~~ 165
SECTION 11.03 No Waiver; Remedies	~~171~~ 168
SECTION 11.04 Binding Effect; Assignability; Multiple Lenders	~~172~~ 169
SECTION 11.05 Term of This Agreement	~~173~~ 170
SECTION 11.06 GOVERNING LAW; JURY WAIVER	~~173~~ 170
SECTION 11.07 Costs, Expenses and Taxes	~~173~~ 170
SECTION 11.08 No Proceedings	~~174~~ 171
SECTION 11.09 Recourse Against Certain Parties	~~174~~ 171
SECTION 11.10 Execution in Counterparts; Severability; Integration	~~175~~ 172
SECTION 11.11 Consent to Jurisdiction; Service of Process	~~176~~ 173
SECTION 11.12 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~176~~ 173
SECTION 11.13 Confidentiality	~~178~~ 175
SECTION 11.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~179~~ 176
SECTION 11.15 Waiver of Set Off	~~180~~ 177
SECTION 11.16 Headings and Exhibits	~~180~~ 177
SECTION 11.17 Ratable Payments	~~180~~ 177
SECTION 11.18 Breaches of Representations, Warranties and Covenants	~~181~~ 178
SECTION 11.19 Assignments of Loan Assets	~~181~~ 178
SECTION 11.20 Affirmation	~~181~~ 178
SECTION 11.21 Covered Transactions	~~182~~ 179

ARTICLE XII. COLLATERAL CUSTODIAN

SECTION 12.01 Designation of Collateral Custodian	~~182~~ 179
SECTION 12.02 Duties of Collateral Custodian	~~182~~ 179
SECTION 12.03 Merger or Consolidation	~~185~~ 182
SECTION 12.04 Collateral Custodian Compensation	~~185~~ 182
SECTION 12.05 Collateral Custodian Removal	~~185~~ 182
SECTION 12.06 Limitation on Liability	~~186~~ 183
SECTION 12.07 Collateral Custodian Resignation	~~187~~ 184
SECTION 12.08 Release of Documents	~~187~~ 184
SECTION 12.09 Return of Required Loan Documents	~~188~~ 185
SECTION 12.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~188~~ 185
SECTION 12.11 Custodian as Agent of Trustee	~~189~~ 186
SECTION 12.12 Recognition of the U.S. Special Resolution Regimes	~~189~~ 186

This LOAN AND SERVICING AGREEMENT (as amended, restated, supplemented or modified from time to time, the “Loan and Servicing Agreement”) is made as of January 22, 2010, among:

(1)ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and the Transferor (as defined herein);

(3)WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (together with its successor and assigns in such capacity, the “Agent”) and as swingline lender (together with its successor and assigns in such capacity, the “Swingline Lender”);

(4)EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender; ~~and~~

(5)U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as the Trustee (together with its successors and assigns in such capacity, the “Trustee”); and

(6)U.S. BANK NATIONAL ASSOCIATION, as the Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENT

WHEREAS, certain parties hereto were party to a Sale and Servicing Agreement, dated as of November 3, 2004, by and among the Servicer, as the servicer, the Transferor, as the originator, the Borrower, as the borrower, Ares CP Funding II LLC, as the guarantor, Variable Funding Capital Company LLC (“VFCC”), as a conduit purchaser, the Note Purchaser, as an institutional purchaser, Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) (together with its successors and assigns, “WFS”), as the administrative agent and as the purchaser agent for VFCC, Ares Capital CP Funding II, as the guarantor (the “Guarantor”) the Trustee, as the trustee, and Lyon Financial Services, Inc. d/b/a U.S. Bank Portfolio Services (“Lyon”), as the backup servicer (as amended, restated, supplemented or modified prior to the date hereof, the “Original Agreement”);

WHEREAS, certain parties hereto are party to an Amended and Restated Sale and Servicing Agreement, dated as of January 22, 2010, by and among the Servicer, as the servicer, the Transferor as the originator, the Borrower, as the borrower, Wells Fargo Bank, National Association, in its individual capacity (together with its successors and assigns, “Wells Fargo”), as the note purchaser, WFS, as the administrative agent, and U.S. Bank, as the collateral custodian, trustee and bank (as amended, restated, supplemented or modified prior to the date hereof, (the “Restatement Agreement”) that amended and restated the Original Agreement;

control by, a common Financial Sponsor; provided, further, that, for the purposes of Section 2.07(b), Section 2.07(g), Section 4.01(ii), Section 4.03(q), Section 5.01(p) and Section 5.03(j) of this Agreement, as well as Section 4.1(ii) and Section 5.2(j)(v) of each of the Purchase and Sale Agreements, the term “Affiliate” shall not include any Excluded Affiliate.

“Agent” means Wells Fargo, in its capacity as agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Agent Fee” means the “agent fee” set forth in the Wells Fargo Fee Letter.
Agented Note” means any Loan Asset (i) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (ii) with respect to which, upon an assignment of the note under the Purchase and Sale Agreements to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the Transferor with respect to such note and the Underlying Collateral.

“Aggregate Funded Coupon” means, as of any date of determination, the sum of, for each Eligible Loan Asset included in the Collateral Portfolio that is a Fixed Rate Loan Asset, the product of (i) the current per annum rate at which such Eligible Loan Asset provides payment of interest in cash (including, for any PIK Loan Asset, only the required current cash pay interest rate thereon) multiplied by (ii) the Adjusted Borrowing Value of such Eligible Loan Asset.

“Aggregate Funded Spread” means, as of any date of determination, the sum of:

(a)in the case of each Eligible Loan Asset (other than any Floor Obligation) included in the Collateral Portfolio that is a Floating Rate Loan Asset that bears interest at a spread over the ~~Ares LIBOR Rate~~applicable Benchmark, (i) the stated interest rate spread on such Eligible Loan Asset (including, for any PIK Loan Asset, only the required current cash pay interest rate thereon) above the ~~Ares LIBOR Rate~~applicable Benchmark on such date multiplied by (ii) the Adjusted Borrowing Value of such Eligible Loan Asset; and

(b)in the case of each Floor Obligation included in the Collateral Portfolio and each other Eligible Loan Asset included in the Collateral Portfolio that is a Floating Rate Loan Asset that bears interest at a spread over an index other than the ~~Ares LIBOR Rate~~applicable Benchmark, (i) the excess of the sum of such spread and such index (including in the case of each Floor Obligation, the “floor” rate) on such Eligible Loan Asset (including, for any PIK Loan Asset, only the required current cash pay interest rate thereon) above the ~~Ares LIBOR Rate~~applicable Benchmark on such date multiplied by (ii) the Adjusted Borrowing Value of such Eligible Loan Asset.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

~~“Announcements” has the meaning specified in Section 2.26(f).~~

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or

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anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Servicer, the Transferor or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which the Borrower, the Servicer, the Transferor or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority which are applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means (a) with respect to any First Lien Loan Asset, 70%, (b) with respect to any First Lien Last Out Loan Asset, 55% and (c) with respect to any Second Lien Loan Asset, 35%.

“Applicable Prime Rate” means, with respect to any Loan, the prime or base rate applicable to such Loan pursuant to the Loan Agreements for such Loan.

“Applicable Spread” means, ~~for any date of determination, from and including the Fifteenth Amendment Effective Date, in the event that the Yield Rate is calculated utilizing LIBOR or the Benchmark Replacement, 1.90% per annum, and in the event that the Yield Rate is calculated utilizing the Base Rate, 1.00~~1.90% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Equityholder pursuant to the terms of the First Tier Purchase and Sale Agreement and by the Equityholder to the Borrower pursuant to the terms of the Second Tier Purchase and Sale Agreement and the Assignments by which the Transferor effects such conveyance.

“Approved Lender” means any prospective Lender that acting, for its own account, in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

“Ares” means Ares Capital Corporation.

“Ares Competitor” means, as of any date, (1) any Person that (a) is a business development company under the 1940 Act as of such date or (b) has filed with the Securities and Exchange Commission to become a business development company under the 1940 Act as of

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such date or (2) any investment platform that is primarily engaged in the business of originating, acquiring, managing or investing in middle market loans as of such date which, for the avoidance of doubt, would include the individual business units of the companies set forth on Schedule VI that specialize in the business of originating, acquiring, managing or investing in middle market loans as of such date.

~~“Ares LIBOR Rate” means, with respect to any Loan Asset, the definition of “LIBOR Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “LIBOR Rate” or such comparable definition is not defined in such Loan Agreement, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, as the rate for dollar deposits with a one-month, a two-month or a three-month maturity, as applicable, as and when determined in accordance with the applicable Loan Agreement.~~

~~“Ares Prime Rate” means, with respect to any Loan Asset, the definition of “Prime Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Prime Rate” or such comparable definition is not defined in such Loan Agreement, the rate designated by certain reference lenders in the applicable Loan Agreement from time to time as its prime rate in the United States, such rate to change as and when the designated rate changes; provided that the Ares Prime Rate is not intended to be lowest rate of interest charged by Ares in connection with extensions of credit to debtors.~~

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of the total assets of Ares and its Subsidiaries, less all liabilities (other than outstanding Indebtedness, including outstanding Indebtedness hereunder) of Ares and its Subsidiaries, to (b) the aggregate amount of Indebtedness of Ares and its Subsidiaries. For purposes of calculating the Asset Coverage Ratio, Indebtedness of an SBIC Subsidiary outstanding as of the date of such calculation shall be excluded from the calculation of the Asset Coverage Ratio to the extent and in the manner that such Indebtedness may be excluded from the asset coverage requirements of sections 18(a) and 61(d) of the Investment Company Act pursuant to an effective exemptive order issued by the US Securities and Exchange Commission.

“Asset Specific Hedge” means any interest rate exchange agreement between the Borrower and a Hedge Counterparty that is entered into by the Borrower in connection with the purchase or holding of a Fixed Rate Loan Asset or a Floating Rate Loan Asset.

“Asset Specific Hedged Loan Asset” means any Loan Asset for which the Borrower has entered into an Asset Specific Hedge. If an Asset Specific Hedge effectively provides for the conversion of a fixed rate of interest under the related Loan Asset to a floating rate of interest, such Loan Asset will, for all purposes under this Agreement, (i) be considered a Floating Rate Loan Asset and (ii) be deemed to pay interest at a floating rate equal to the implied spread over ~~LIBOR~~the applicable Benchmark to be received by the Borrower under such Asset Specific Hedge. If an Asset Specific Hedge effectively provides for the conversion of a floating rate of interest under the related Loan Asset to a fixed rate of interest, such Loan Asset will, for

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all purposes under this Agreement, (a) be considered a Fixed Rate Loan Asset and (b) be deemed to pay interest at a fixed rate to be received by the Borrower under the related Asset Specific Hedge.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the principal balance of such Loan Asset (exclusive of Accreted Interest), the lower of (x) the amount (not greater than par) paid by the Borrower to acquire such Loan Asset from the Equityholder (in each case, expressed exclusive of Accreted Interest) or (y) the value determined by the Agent, in its sole reasonable discretion, as of the applicable Cut-Off Date, subject to the following terms:

(a)If a Value Adjustment Event of the type described in clauses (i) through
(~~vi~~ix) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value” may be amended at any time (provided that, after the initial amendment to the Assigned Value with respect to any Loan Asset, any additional amendment (other than an amendment as a result of the occurrence of a separate Value Adjustment Event) shall only be on a quarterly basis, after receipt by the Agent from the Servicer of the applicable financial information with respect to such Loan Asset), thereafter by the ~~Administrative~~ Agent, in its sole discretion.

(b)The Assigned Value of any Loan Asset may be increased at the sole reasonable discretion of the Agent upon improvement in the Net Leverage Ratio or the Interest Coverage Ratio of such Loan Asset, as the case may be, as part of a Value Adjustment Event. The Assigned Value of any Loan Asset whose Assigned Value is lower than 100% may be increased at the sole reasonable discretion of the Agent (i)(x) upon the cure of any Value Adjustment Event with respect to such Loan Asset or (y) if the Net Leverage Ratio for such Loan Asset is at least 0.75x lower than the Net Leverage Ratio calculated as of the applicable Cut-Off Date and (ii) upon the written request of the Borrower.

The Agent shall promptly notify the Servicer of any change effected by the Agent of the Assigned Value of any Loan Asset; provided that, solely with respect to the occurrence of a Value Adjustment Event of the type described in clause (i)(y) of the definition thereof, immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than such value that would result in the Facility Attachment Ratio for such Loan Asset (based upon such Loan Asset’s Senior Net Leverage Ratio or Net Leverage Ratio, as applicable) being

Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark that is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Remittance Period” pursuant to Section ~~2.26~~11.01.

“Average Life” means, for any Loan Asset, as of any date of determination, the number determined by multiplying the amount of each Scheduled Payment of principal to be paid after such date of determination by the number of years (rounded to the nearest hundredth) from such date of determination until such Scheduled Payment of principal is due.

“Bail-In Action” has the meaning assigned to that term in Section 11.14. “Bail-In Legislation” has the meaning assigned to that term in Section 11.14.

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“Bank” means U.S. Bank National Association, in its capacity as the “Bank” pursuant to each of the Collection Account Agreement and the Unfunded Exposure Account Agreement.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(i)a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets under any Bankruptcy Laws, or any similar action with respect to such Person, in each case, under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii)such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%.

“Benchmark” means, initially, ~~LIBOR~~Daily Simple SOFR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to ~~LIBOR~~Daily Simple SOFR or the ~~applicable~~ then-current Benchmark, then references to such “Benchmark” ~~means~~shall refer to the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section ~~2.26~~11.01.

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“Benchmark Replacement” means, ~~for any Available Tenor:(a)~~ with respect to any ~~Benchmark Transition Event or Early Opt-in Election with respect to a~~ then-current Benchmark, ~~the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (i)~~ the sum of: (~~A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~

ii.~~the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~iii.the sum of: (A~~a) the alternate benchmark rate that has been selected by the ~~Administrative~~ Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement ~~benchmark~~ rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for Dollar-denominated syndicated credit facilities at such time and (~~B) the related Benchmark Replacement Adjustment; or~~

~~(b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii~~b) the related Benchmark Replacement Adjustment; provided that, ~~(i) in the case of~~ c~~lause (a)(i), if, after consultation with the other Lenders, the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(i) or clause (b) of this definition,~~if the ~~applicable Unadjusted~~ Benchmark Replacement ~~is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition~~as so determined would be less than ~~the Floor~~zero, the Benchmark Replacement will be deemed to be ~~the Floor~~zero for the purposes of this Agreement ~~and the other Transaction Documents~~.

“Benchmark Replacement Adjustment” means, with respect to any replacement of ~~any~~the then-current Benchmark with an Unadjusted Benchmark Replacement for ~~any~~each applicable Remittance Period ~~and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

(a)~~for purposes of clauses (a)(i) and (a)(ii) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:(i)~~ , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) ~~as of the Reference Time such Benchmark Replacement is first set for such Remittance Period~~ that has been selected ~~or recommended~~ by the ~~Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;~~

~~(ii)     the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Remittance Period that would apply to the fallback rate for a derivative transaction~~

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~~referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;~~

(b)~~for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by th~~e ~~Administrative~~ Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities~~; and~~

~~(c)for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Remittance Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark Replacement with a SOFR-based rate;~~

~~provided that, (x) in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if such then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.26 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark~~

~~Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period~~ at such time.

“Benchmark Replacement Conforming Changes” means with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “~~Prime Rate,” the definition of “Ares LIBOR Rate,” the definition of “Ares~~ Prime Rate,” the definition of “Federal Funds Rate,” the definition of “Remittance Period,” the definition of “Business Day”, the timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other

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manner of administration as the Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement ~~and the other Transaction Documents~~).

“Benchmark Replacement Date” means, the ~~earliest~~earlier to occur of the following events with respect to ~~any~~the then-current Benchmark:

~~(a)~~ (1) in the case of clause (~~a~~1) or (~~b~~2) of the definition of “Benchmark Transition Event,” the later of (ia) the date of the public statement or publication of information referenced therein and (~~ii~~b) the date on which the administrator of such Benchmark ~~(or the published component used in the calculation thereof)~~ permanently or indefinitely ceases to provide ~~all Available Tenors of~~ such Benchmark; (or ~~such component thereof~~

(2)~~;(b)~~ in the case of clause (~~c~~3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

~~(c)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 2.26; and~~

~~(d)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be~~

~~deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)~~.

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events ~~with respect to any then-current Benchmark~~:

~~(a)~~(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark ~~(or the published component used in the calculation thereof)~~ announcing that such administrator has ceased or will cease to provide ~~all Available Tenors of~~ such Benchmark ~~(or such component thereof)~~, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any Available Tenor of~~ such Benchmark ~~(or such component thereof)~~;

~~(b)~~(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark ~~(or~~, the ~~published component used in the calculation thereof), the~~U.S. Federal Reserve ~~Board, the Federal Reserve Bank of New York~~System, an

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insolvency official with jurisdiction over the administrator for such Benchmark ~~(or such component)~~, a resolution authority with jurisdiction over the administrator for such Benchmark ~~(or such component)~~ or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark ~~(or such component)~~, which states that the administrator of such Benchmark ~~(or such component)~~ has ceased or will cease to provide ~~all Available Tenors of~~ such Benchmark ~~(or such component thereof)~~ permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any Available Tenor of~~ such Benchmark ~~(or such component thereof)~~; or

~~(c)~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark ~~(or the published component used in the calculation thereof)~~ announcing that ~~all Available Tenors of~~ such Benchmark ~~(or such component thereof) are~~is no longer representative.

~~For the avoidance of doubt, a~~

“Benchmark Transition ~~Event” will be deemed to have occurred~~Start Date” means, with respect to any Benchmark ~~if~~, in the case of a related Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information ~~set forth above has occurred with respect to each then-current Available Tenor of such Benchmark~~of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the ~~published component used in the calculation thereof~~expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any Benchmark, if a related Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Benchmark and solely to the extent that such Benchmark has not been replaced with a Benchmark Replacement, the period (~~if any) (~~x) beginning at the time that ~~a~~such Benchmark Replacement Date ~~pursuant to clauses (a) or (b) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder ~~and under any Transaction Document~~ in accordance with Section ~~2.26~~11.01 and (y) ending at the time that a Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder ~~and under any Transaction Document in accordance with~~pursuant to Section ~~2.26~~11.01.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

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“BHC Act Affiliate” means the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower” has the meaning assigned to that term in the preamble hereto.
“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of:

(a)(i) the product of (A) the Weighted Average Applicable Percentage as of
such date and (B) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date minus the Excess Concentration Amount, plus (ii) the amount on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Shortfall; or

(b)(i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date, minus (ii) the Minimum Required Equity Amount, minus (iii) the Excess Concentration Amount, plus (iv) the amount on deposit in the Principal Collection Account as of such date, minus (v) the Unfunded Exposure Equity Shortfall; or

(c)the Maximum Facility Amount minus the Unfunded Exposure Amount;

provided that, for the avoidance of doubt, any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit C hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Breakage Fee” means, for Advances which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such repayment, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion based upon the assumption that such Lender funded its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.

“Business Day” means a day of the year other than (i) Saturday or a Sunday, (ii) any other day on which commercial banks in New York, New York or the city in which the offices of the Trustee or the Collateral Custodian (as set forth in Section 11.02 hereunder) are authorized or required by Applicable Law, regulation or executive order to close or (iii) any day that is not a TARGET Day; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at ~~LIBOR~~a Benchmark, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank

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market. For avoidance of doubt, if the offices of the Trustee are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.

“Buyers” has the meaning assigned to that term in the definition of “Acquisition
Agreement”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” shall be deemed to have occurred if any of the following occur:

(a)the Management Agreement shall fail to be in full force and effect;

(b)the creation or imposition of any Lien on any limited liability company membership interest in the Borrower (other than pursuant to the Pledge Agreement);

(c)the failure by the Transferor to own 100% of the limited liability company membership interests in the Equityholder;

(d)the failure by the Equityholder to own 100% of the limited liability company membership interests in the Borrower; or

(e)the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, Ares, that does not comply with the provisions of Section 5.04(a) of this Agreement.

“Closing Date” means November 3, 2004.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Custodian” means U.S. Bank National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement. Solely when used with respect to the custody of “certificated securities”, the Collateral Custodian means U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement.

“Collateral Custodian Expenses” means the custodial expenses set forth in the Trustee and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the custodial fees set forth in the Trustee and Collateral Custodian Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

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“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 12.05.

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in the property identified below in clauses (i) through (v) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i)the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections, but excluding any related Attached Equity;

Specific Hedged Loan Assets shall be considered Fixed Rate Loan Assets or Floating Rate Loan Assets, as applicable, as provided in the definition thereof;

(vi)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that pay interest in cash less frequently than quarterly shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(vii)the aggregate Outstanding Balances and Exposure Amounts of all Eligible Loan Assets that are Revolving Loan Assets and the Exposure Amounts of Eligible Loan Assets that are Delayed Draw Loan Assets shall not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(viii)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Partial PIK Loan Assets shall not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; and

(ix)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Participation Interests shall not exceed (i) during the Acquisition Participation Elevation Period, 10.0% and (ii) thereafter, 0.0%.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

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“Covered Party” means any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder.

“Daily Simple SOFR” means, for any day~~, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not~~

~~administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the SOFR Adjustment plus SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) zero. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default Funding Rate” means a floating interest rate per annum equal to 4.00% plus ~~LIBOR~~the applicable Benchmark; provided that if any Lender shall have notified the Agent that a ~~Eurodollar~~ Disruption Event has occurred, the Default Funding Rate with respect to Advances of such Lender shall be equal to the Base Rate plus 3.00% until such Lender shall have notified the Agent that such ~~Eurodollar~~ Disruption Event has ceased, at which time the Default Funding Rate with respect to Advances of such Lender shall again be equal to ~~LIBOR~~the applicable Benchmark for such date plus 4.00%.

“Default Right” means the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances or participations in Swingline Advances required to be funded by it hereunder within one Business Day (or, solely in the case of a European Lender that receives the applicable

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Notice of Borrowing after 9:00 a.m. (New York City time) on the second Business Day prior to the related Advance Date, two Business Days and (a) Wells Fargo, in its sole discretion, agrees for such two Business Day period to fund the amount that was to be funded by the European Lender and (b) the European Lender agrees to reimburse Wells Fargo within two (2) Business Days for any amounts paid pursuant to clause (a) above) of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or (iv) has (or, with respect to such Lender (x) the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender and/or (y) any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender, has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

“Designated Lender” means Wells Fargo, in its capacity as a Lender hereunder, and any successor-in-interest thereto.

“Designated Loan Asset” means any Loan Asset designated by the Agent in its sole discretion as a “Designated Loan Asset” at the time of approval of such Loan Asset.

“Determination Date” means the last day of each calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Agent and the Trustee in the form attached hereto as Exhibit D in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.21, as applicable.

“~~Early Opt-in Election” means if the then-current Benchmark is LIBOR, the occurrence of~~

~~(a)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and~~

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~~(b)the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders~~Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine the applicable Benchmark, (c) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Lender or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Lender or such assignee or such participant of making, funding or maintaining any Advance or (d) any Lender shall have notified the Agent of the inability of such Lender or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Loan Agreement for such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors and (g) any other item the Borrower and the Agent mutually deem to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.

“EEA Financial Institution” has the meaning assigned to that term in Section

11.14.

“EEA Member Country” has the meaning assigned to that term in Section 11.14.
“EEA Resolution Authority” has the meaning assigned to that term in Section 11.14.

“Eighth Amendment Effective Date” means January 3, 2017. “Eleventh Amendment Effective Date” means December 14, 2018.

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“Eligible Bid” means a bid made in good faith (and acceptable as a valid bid in the Agent’s reasonable discretion) by a bidder for all or any portion of the Collateral Portfolio in connection with a sale of the Collateral Portfolio in whole or in part pursuant to Section 7.02(i).

“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule III hereto is true and correct.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset, (ii) any security purchased as part of a “unit” with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements.

“Equityholder” means Ares Capital CP Funding Holdings LLC, a Delaware limited liability company, which owns 100% of the equity interests in the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Erroneous Payment” means the meaning specified in Section 9.02(a).

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“Erroneous Payment Deficiency Assignment” means the meaning specified in Section 9.02(a).
“Erroneous Payment Return Deficiency” means the meaning specified in Section 9.02(a).
“EU Bail-In Legislation Schedule” has the meaning assigned to that term in Section 11.14.

“EUR” and “euro” denote the single currency of the Participating Member States.

~~“Eurodollar Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine LIBOR, (c) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Lender or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Lender or such assignee or such participant of making, funding or maintaining any Advance or (d) any Lender shall have notified the Agent of the inability of such Lender or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.~~

“European Lender” means a Lender that is domiciled in Europe or has its primary lending office in Europe.
“Event of Default” has the meaning assigned to that term in Section 7.01. “Excepted Persons” has the meaning assigned to that term in Section 11.13(a). “Excess Concentration Amount” means, as of any date of determination, with respect to all Eligible Loan Assets included in the Collateral Portfolio, the amount by which the sum of the Adjusted Borrowing Value of such Eligible Loan Assets exceeds any applicable Concentration Limits, to be calculated without duplication after giving effect to any sales, purchases or substitutions of Loan Assets as of such date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Affiliate” means any portfolio company of the Servicer or the Transferor, as applicable, that is not consolidated on the financial statements of the Servicer or the Transferor, as applicable.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental

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Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Loan Agreement, (iii) any amount received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary, (ii) has a Loan-to-Value Ratio not greater than 65%, and (iii) is not by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan Asset, other than with respect to the liquidation of such Obligor or such Underlying Collateral.

“First Lien Loan Asset” means any Loan Asset that (i) is secured by a valid and perfected first priority Lien on all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to any expressly permitted liens under the applicable covenants in the Loan Agreement for such Loan Asset, including those set forth in “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary, (ii) has a Loan-to-Value Ratio not greater than 60%, and (iii) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor.

“First Out Attachment Ratio” means, with respect to any Loan Asset, as of any date of determination, an amount equal to the Senior Net Leverage Ratio with respect to all or any portion of such Loan Asset that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last Out Loan Asset or first lien last out Indebtedness within the capital structure).

“First Tier Loan Assignment” has the meaning set forth in the First Tier Purchase and Sale Agreement.

“First Tier Purchase and Sale Agreement” means that certain Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date and amended and restated as of the Restatement Date, between the Transferor, as the seller, and the Equityholder, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Fixed Rate Excess” means as, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Coupon for such date of determination over the Minimum Weighted Average Coupon on such date of determination and (ii) the Adjusted Borrowing Value of all Fixed Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination, and the denominator of which is the Adjusted Borrowing Value of all Floating Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination.

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“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan
Asset.

“Floating Rate Loan Asset” means a Loan Asset under which the ~~interest~~ rate payable by the Obligor thereof is based on the ~~Ares~~Applicable Prime Rate or ~~Ares LIBOR Rate~~the applicable Benchmark, plus some specified interest percentage in addition thereto, and

~~which~~the Loan provides that such ~~interest~~ rate will reset immediately upon any change in the related ~~Ares~~Applicable Prime Rate or ~~Ares LIBOR Rate~~the Benchmark.

“Floor” means for purposes of this Agreement, 0%.

“Floor Obligation” means, as of any date, a Floating Rate Loan Asset (a) for which the related Underlying Instruments allow a floating rate option, (b) that provides that such floating rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and
(ii) the ~~London~~applicable interbank offered rate or other floating rate for the applicable interest period for such Loan Asset and (c) that, as of such date, bears interest based on such floating rate option, but only if as of such date such ~~London~~applicable interbank offered rate or other floating rate for the applicable interest period is less than the “floor” rate.

“Foreign Lender” has the meaning assigned to that term in Section 2.11(d)(ii)(B).
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GICS Industry Classification Group” means each sub-industry classification group listed on Schedule VII, as the same may be updated by the Borrower (a) to conform to the Global Industry Classification Standard promulgated by MSCI Inc. or (b) as otherwise agreed with the Agent.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and

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any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, for any Hedge Transaction, any amount payable by the Borrower for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Collateral” has the meaning assigned to that term in Section 5.09(b).

“Hedge Counterparty” means any entity that either (i) is approved in writing by the Agent (in its reasonable discretion) or (ii) satisfies the Hedge Counterparty Minimum Ratings, which has entered into a Hedging Agreement in connection with this Agreement.

“Hedge Counterparty Minimum Ratings” means (i) a rating of its unsecured and otherwise unsupported long-term debt obligations of at least “A1” and a rating of its unsecured and otherwise unsupported short-term debt obligations of at least “P-1” respectively by Moody’s, if such counterparty has both long-term and short-term ratings, or if it has no such short-term rating, “A2” and (ii) a rating of its unsecured and otherwise unsupported short-term debt obligations of at least “A-1” by S&P, or if it has no such short-term rating, the rating of its unsecured and otherwise unsupported long-term debt obligations of “A” (or, with respect to any Hedge Counterparty not so rated, whose obligations in respect of the Hedging Agreement are absolutely and unconditionally guaranteed by an Affiliate of such Hedge Counterparty, such ratings of such Affiliate’s debt obligations); provided that in each case, if it has the minimum specified rating, it is not on watch for possible downgrade.

“Hedge Transaction” means each Asset Specific Hedge, interest rate swap transaction, interest rate cap transaction, interest rate floor transaction or other derivative transaction approved in writing by the Agent, between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.09 and is governed by a Hedging Agreement.

“Hedge Notional Amount” means, for any Loan Asset, the aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 5.09 for that Loan Asset.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 5.09, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction; provided that the “Schedule” and the form of each “Confirmation” to any Hedging Agreement shall be subject to the written approval of the Agent, in its reasonable discretion.

~~“IBA” has the meaning specified in Section 2.26(f).~~
“Indebtedness” means:
(i)with respect to any Obligor under any Loan Asset, for the purposes of the definition of the Interest Coverage Ratio, the Senior Net Leverage Ratio and the Net Leverage Ratio, the meaning of “Indebtedness” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that

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“Indebtedness” or such comparable definition is not defined in such Loan Agreement, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of

“Interest Collections” means, (i) with respect to any Loan Asset, all payments and collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees or other amounts received in respect of Loan Assets.

“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) EBITDA to (b) Interest.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Restatement Date.

“Last Out Attachment Ratio” means, with respect to any Loan Asset, as of any date of determination, an amount equal to the Senior Net Leverage Ratio with respect to all or any portion of such Loan Asset that constitutes first lien senior secured Indebtedness that is (or by its terms could become) subordinate in right of payment to one or more tranches of first lien senior secured indebtedness.

“Lender” means (i) Wells Fargo and (ii) each financial institution which may from time to time become a Lender hereunder by executing and delivering this Agreement or a Joinder Supplement to the Agent and the Borrower as contemplated by Section 2.22, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04. For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the Agent and the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time.

~~“LIBOR” means, for any day during the Remittance Period, with respect to any Advance (or portion thereof) the greater of (x)(a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for deposits in dollars at approximately 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen LIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by~~

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~~the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day and (y) zero.~~

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Lien Release Dividend” has the meaning assigned to that term in Section
2.07(d).

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.07(d).

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means any loan originated or acquired by the Transferor in the ordinary course of its business (or, during the Acquisition Participation Elevation Period, any Acquisition Participation Interest in any such loan), which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File, and (ii) all right, title and interest of the Transferor in and to the loan and any Underlying Collateral (or the applicable Acquisition Participation Interest), but excluding, in each case, the Retained Interest, any Attached Equity and Excluded Amounts and which loan or Acquisition Participation Interest was (x) acquired from the Transferor by the Borrower prior to the Restatement Date pursuant to the Original Purchase and Sale Agreement or (y) acquired by the Borrower from the Equityholder under the Second Tier Purchase and Sale Agreement and by the Equityholder from the Transferor under the First Tier Purchase and Sale Agreement and owned by the Borrower on the initial Advance Date (as set forth on the Loan Asset Schedule delivered on the initial Advance Date) or acquired by the Borrower after the initial Advance Date pursuant to the delivery of the Loan Assignments and listed on Schedule I to such Loan Assignments (or in the case of the Acquisition Participation Interests, the applicable participation documentation), which Schedule I is in the possession of Ares Capital Funding LLC and includes specific accounts, instruments or general intangibles.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify (i) whether such document is an original or a copy and (ii) whether such Loan Asset is a Third Party Acquired Loan Asset.

Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying

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Collateral securing such Loan Asset or (y) increases the commitment amount of any loan senior to such Loan Asset and the Net Leverage Ratio of such Loan Asset increases by more than 0.5x as a result of such increase;

(e)substitutes, alters or releases the Underlying Collateral securing such Loan Asset and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Agent, materially and adversely affects the value of such Loan Asset;

(f)provides additional funds to the Obligor of such Loan Asset with the intent of keeping that Loan Asset current; or

(g)amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio”, or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio”, or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case in a manner that, in the sole reasonable judgment of the Agent, is materially adverse to the Secured Parties; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, Senior Net Leverage Ratio or Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date.

“Maximum Facility Amount” means the aggregate Commitments of the Lenders then in effect, which amount may be up to $~~1,525,000,000~~1,775,000,000, as such amount may vary from time to time pursuant to Section 2.18(b) or Section 2.22; provided that, at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Minimum Required Equity Amount” means, as of any date of determination, an amount equal to the greater of (i) $~~300,000,000~~375,000,000 and (ii) the sum of the Adjusted Borrowing Values of all Eligible Loan Assets attributable to the three Obligors having the largest Obligor concentration; such Obligor concentrations to be determined by summing, for each Obligor, the Adjusted Borrowing Values for all Eligible Loan Assets of such Obligor on such date of determination.

“Minimum Weighted Average Coupon” means 5.00%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Coupon.

“Minimum Weighted Average Spread” means 3.00%.

above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Permitted Investments are issued by the Collateral Agent in its capacity as a banking institution, in which event such Permitted Investments may mature on such Payment Date; and (2) none of the foregoing

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obligations or securities shall constitute Permitted Investments if (A) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (B) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (C) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding Taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes on an after-tax basis, (D) such obligation or security is secured by real property, (E) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (F) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (G) in the Servicer’s judgment, such obligation or security is subject to material non-credit related risks, (H) such obligation is a structured finance obligation or (I) such obligation or security is represented by a certificate of interest in a grantor trust. Any investment that is a Permitted Investment pursuant to the above provisions of this definition shall not be disqualified from being a Permitted Investment because it is issued by or made with the Bank or because the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services for such investment and receives compensation therefor)~~; provided that, notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.~~

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.

“Permitted Refinancing” means any refinancing transaction undertaken by the Transferor, the Borrower or an Affiliate of the Transferor that is secured, directly or indirectly, by any Loan Asset currently or formerly included in the Collateral Portfolio or any portion thereof or any interest therein released from the Lien of this Agreement.

“Permitted Securitization” means any private or public term or conduit securitization transaction (a) undertaken by the Transferor, the Borrower or an Affiliate of the

Transferor, that is secured, directly or indirectly, by any Loan Asset currently or formerly included in the Collateral Portfolio or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization and (b) in the case of a term securitization in which the Transferor or an Affiliate thereof or underwriter or placement agent has agreed to purchase or place 100% of the equity and non-investment grade tranches of notes

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issued in such term securitization transaction. For the avoidance of doubt, notwithstanding any agreement by the Transferor or an Affiliate to purchase or place 100% of the equity in such term securitization transaction, any such party agreeing to so purchase or place may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase or place in connection with the closing date of such term securitization and/or, after the closing of such term securitization, may transfer equity it purchases at the closing thereof.

“Person” means an individual, partnership, corporation (including a statutory or business trust), company, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received; provided that, notwithstanding the foregoing, no Loan Asset shall constitute a PIK Loan Asset if the portion of the interest accruing thereon that is contractually required to be paid in cash accrues at a rate equal to or in excess of (a) the ~~Ares LIBOR Rate~~applicable London interbank offered rate or SOFR rate plus 2.0%, if such Loan Asset is a Floating Rate Loan Asset with an interest rate based on the ~~London interbank offered rate~~Benchmark applicable to such Loan Asset pursuant to the Loan Agreement for such Loan Asset, (b) the ~~Ares~~Applicable Prime Rate, if such Loan Asset is a Floating Rate Loan Asset with an interest rate based on the ~~Ares~~Applicable Prime Rate, and (c) 6.0%, if such Loan Asset is a Fixed Rate Loan Asset (any such Loan Asset described in this proviso, a “Partial PIK Loan Asset”).

“Pledge” means the pledge of any Eligible Loan Asset or other Portfolio Asset pursuant to Article II.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Restatement Date, between the Equityholder, as pledgor, and the Trustee, as pledgee, as such Pledge Agreement may from time to time be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Portfolio Assets” means all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

“Principal Collections” means (i) any deposits by the Borrower in accordance with Section 2.06(a)(i) or Section 2.07(e)(i), (ii) with respect to any Loan Asset, all amounts received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan Asset and (iii) all payments received pursuant to any Hedging Agreement or Hedge Transaction; provided that, for the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account or amounts withdrawn pursuant to Section 2.21.

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“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (i) of the definition of “Commitment”), by the aggregate Commitments of all the Lenders (as determined under clause
a.of the definition of “Commitment”).

“Proceeds” means, with respect to any Collateral Portfolio, all property that is receivable or received when such Collateral Portfolio is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral Portfolio.

“Purchase and Sale Agreements” means the First Tier Purchase and Sale Agreement and the Second Tier Purchase and Sale Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower, the Transferor or the Equityholder have acquired an interest pursuant to the Purchase and Sale Agreements or in which the Borrower, the Transferor or the Equityholder have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to clauses (ii) or (iv) of the definition of “Value Adjustment Event”, as applicable, is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

~~“Reference Time” With respect to any setting of any then-current Benchmark (a) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two (2) London~~

~~banking days preceding the date of such setting, and (b) if such Benchmark is not LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~

“Register” has the meaning assigned to that term in Section 2.14.

“Registered” means, for the purposes of the definition of “Permitted Investments”, in registered form for United States federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Reinvestment Period” means, the period commencing on the Closing Date and ending on the earliest to occur of (i) the three year anniversary of the Fifteenth Amendment

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Effective Date (or such later date as is agreed to in writing by the Borrower, the Servicer, the Agent and the Lenders pursuant to Section 2.19), (ii) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release Date” has the meaning assigned to that term in Section 2.07(e). “Relevant Governmental Body” means the Federal Reserve Board and/or the
Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Senior Net Leverage Ratio, Net Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Loan Agreements or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (i) as to the Initial Payment Date, the period beginning on January 1, 2010 and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).
“Reportable Event” means any of the events set forth in Section 4043(c) of
ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is two Business Days prior to each Payment
Date.

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“Required Lenders” means (i) so long as Wells Fargo (or an Affiliate of Wells
Fargo) is the Agent hereunder, Wells Fargo (as a Lender hereunder) and its successors and assigns and (ii) the Lenders representing an aggregate of more than 50% of the aggregate Commitments of the Lenders then in effect; provided that, if there are two or more unaffiliated Lenders party to this Agreement as of the applicable date of determination, then at least two such Lenders shall be required to constitute the Required Lenders; provided further that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that with respect to the waiver of an Event of Default pursuant to Section 11.01 or the appointment of a replacement Servicer pursuant to Section 6.01(c), Required Lenders shall also include each Lender holding 20% or more of the aggregate Commitments (provided that such Lender also held 20% or more of the aggregate Commitments as of the Fifteenth Amendment Effective Date).

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)(i) other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower or the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements either in blank or to the Trustee, subject to Section 11.19), with any endorsement to the Trustee to be in the following form: “U.S. Bank Trust Company, National Association, as Trustee for the Secured Parties” and (ii) in the case of a Noteless Loan Asset (x) a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment of such Noteless Loan Asset to the Transferor and from the Transferor to the Borrower (or, in the case of Third Party Acquired Loan Assets purchased by the Transferor from third parties, from such third party directly to the Borrower as provided in Section 11.19) and from the Borrower either to the Trustee or in blank, and (y) a copy of the Loan Asset Register with respect to such Noteless Loan Asset, as described in Section 5.03(l)(ii);

(b)originals or copies of each of the following, to the extent applicable to the related Loan Asset; any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any Mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist;

(c)if any Loan Asset is secured by a Mortgage, in each case as set forth in the Loan Asset Checklist:

(i)either (i) the original Mortgage, the original assignment of leases and rents, if any, and the originals of all intervening assignments, if any, of the Mortgage and assignments of leases and rents with evidence of recording thereon, copies thereof certified by the Servicer, by closing counsel or by a title company or escrow company to be true and complete copies thereof where the originals have been

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transmitted for recording until such time as the originals are returned by the public recording office; provided that, solely for purposes of the Review Criteria, the Collateral Custodian shall have no duty to ascertain whether any certification set forth in this subsection (c)(ii) has been received, other than a certification which has been clearly delineated as being provided by the Servicer or (iii) copies certified by the public recording offices where such documents were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded documents are lost; and

(ii) other than with respect to any Agented Note, to the extent the Borrower is the sole lender under the Loan Agreement, an Assignment of Mortgage and of any other material recorded security documents (including any assignment of leases and rents) in recordable form, executed by the Borrower or the prior holder of record, in blank or to the Trustee (and evidencing an unbroken chain of assignments from the prior holder of record to the Trustee), with any assignment to the Trustee to be in the following form: “U.S. Bank Trust Company, National Association, as Trustee for the Secured Parties”;

(d)with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Trustee as total assignee or showing the Obligor, as debtor and the Transferor as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist; and

(e)with respect to any Acquisition Participation Interest, prior to the elevation thereof by assignment, the participation interest documentation.

“Required Reports” means, collectively, the Servicing Report required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (i) if the Servicer is the originator or an Affiliate thereof, the higher of: (A) in a manner which the Servicer believes to be consistent with the practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Loan Assets, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (ii) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Seventh Amendment Effective Date” means May 14, 2014.

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“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Servicer and its Subsidiaries at such date.

“Sixteenth Amendment Effective Date” means June 30, 2022.

“SOFR” means, with respect to any day ~~means~~, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Adjustment” means 0.10%.

“SOFR Administrator” means The Federal Reserve Bank of New York~~, as the administrator of the benchmark,~~ (or ~~a~~any successor administrator) ~~on the Federal Reserve Bank of New York~~.

“SOFR Administrator’s Website.” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple

SOFR.”

“Spread Differential” means, for any date of determination, (a) the weighted average interest rate of the Loan Assets included in the Collateral Portfolio ~~(and for the avoidance of doubt, with respect to Floating Rate Loan Assets, including LIBOR)~~ on such date minus (b) the Yield Rate for such date.

“Spread Excess” means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of

“Swingline Refund Date” has the meaning assigned to that term in Section

“TARGET2” means the Trans-European Automated Real-time Gross Settlement

Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in EUR.

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

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“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded and does not contain any unfunded commitment on the part of the Transferor arising from an extension of credit by the Transferor to an Obligor.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable~~ Reference Time, the forward-looking term rate based on SOFR that has been selected or ~~recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means, a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means, the determination by the Administrative Agent, in consultation with the Borrower, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the applicable then-current Benchmark with respect to any Obligations denominated in Dollars or calculated with respect thereto for all purposes hereunder and under any Transaction Document in accordance with Section 2.26 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~

“Third Party Acquired Loan Asset” means any Loan Asset purchased by the Transferor from third parties not Affiliated with the Transferor and then sold from the Transferor to the Equityholder pursuant to the First Tier Purchase and Sale Agreement and from the Equityholder to the Borrower pursuant to the Second Tier Purchase and Sale Agreement.

“Thirteenth Amendment Effective Date” means January 31, 2020.

“Transaction Documents” means this Agreement, any Hedging Agreement, any Joinder Supplement, the Purchase and Sale Agreements, the Participation Agreement, the Collection Account Agreement, the Unfunded Exposure Account Agreement, the Trustee and Collateral Custodian Fee Letter, any Lender Fee Letter, the Pledge Agreement and each document, instrument or agreement related to any of the foregoing.

benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Account Agreement” means that certain controlled account agreement (unfunded exposure account), dated as of the Second Amendment Effective Date, among the Borrower, the Servicer, the Bank, the Agent, and the Trustee, which agreement relates to the Unfunded Exposure Account, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Unfunded Exposure Amount” means, as of any date of determination, the amount, if any, by which (i) the aggregate of all Exposure Amounts exceeds (ii) the amount on deposit in the Unfunded Exposure Account.

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“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by
a.the difference of 100% minus the product of (i) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset and (ii) the Assigned Value for such Revolving Loan Asset or Delayed Draw Loan Asset.

“Unfunded Exposure Equity Shortfall” means, as of any date of determination, an amount equal to the excess, if any, of (i) the aggregate of all Unfunded Exposure Equity Amounts over (ii) the amount on deposit in the Unfunded Exposure Account.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreements for each Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(i)(x) ~~The~~the Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is (A) less than 90% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date, and (B) less than 1.50:1.00, or (y) the Senior Net Leverage Ratio (or, with respect to any Second Lien Loan Asset or Designated Loan Asset, the Net Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A) more than 0.75x higher than such ratio as calculated on the applicable Cut-Off Date, and (B) greater than 3.50:1.00; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, the Senior Net Leverage Ratio, or the Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date;

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(ii)an Obligor payment default under any Loan Asset (after giving effect to any applicable grace or cure periods, but in any case not to exceed five Business Days, in accordance with the Loan Agreement);

(iii)(x) the failure to deliver a “loan level” financial reporting package no later than 45 days after the end of each month (to the extent required by the underlying loan documents), 60 days after the end of each quarter or 130 days after the end of each fiscal year, or such greater number of days as allowed in the Loan Agreement, including any grace and/or cure periods set forth in the Loan Agreement, but which shall in no case exceed 150 days after the end of each fiscal year (unless waived or otherwise agreed to by the Agent in its sole discretion) or (y) any other Obligor default under any Loan Asset (after giving effect to any applicable grace or cure periods in accordance with the Loan Agreement) that could reasonably be expected to have a material and adverse effect on the creditworthiness of such Obligor or on the collectability of any amount required to be paid under the related Loan Agreement for such Loan Asset;

(iv)a Bankruptcy Event with respect to the related Obligor;

(v)the occurrence of a Material Modification (in accordance with clauses (b)-(c) or clauses (e)-(g) of the definition thereof) with respect to such Loan Asset; ~~or~~

(vi)the occurrence of a Material Modification (in accordance with clauses (a) or (d) of the definition thereof) with respect to such Loan Asset.;

~~“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.~~

“Write-Down and Conversion Powers” has the meaning assigned to that term in Section 11.14.

“WFS” has the meaning assigned to that term in the Preliminary Statement.

“Yield” means with respect to any Remittance Period, the sum for each day in such Remittance Period determined in accordance with the following formula:

YR x L
D

where:	YR	=	the Yield Rate applicable on such day;
	L	=	the Advances Outstanding on such day; and
	D	=	360 or, to the extent the Yield Rate is the Base Rate, 365 or 366 days, as applicable;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision

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or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

“Yield Rate” means, as of any date of determination, an interest rate per annum equal to ~~LIBOR~~the applicable Benchmark for such date (not less than zero) plus the Applicable Spread; provided that ~~(i)~~ if ~~any~~a Lender shall have notified the Agent that a ~~Eurodollar~~ Disruption Event has occurred~~, the Yield Rate~~ with respect to ~~Advances of~~ such ~~Lender~~Benchmark, the applicable Yield Rate shall be equal to the Base Rate plus the Applicable Spread until such Lender shall have notified the Agent that such ~~Eurodollar~~ Disruption Event has ceased, at which time the applicable Yield Rate ~~with respect to Advances of such Lender~~ shall again be equal to ~~LIBOR~~such Benchmark for such date plus the Applicable Spread ~~and (ii) if any Event of Default has occurred, the Yield Rate shall be increased to the Default Funding Rate, effective as of the date of the occurrence of such Event of Default, and shall remain at the Default Funding Rate following the occurrence of such Event of Default~~.

Section 1.02 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(i)the aggregate amount of such Advance which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $500,000;

(ii)the proposed date of such Advance;

(iii)a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied; and

(iv)the amount of cash that will be funded into the Unfunded Exposure Account in connection with the Advance, if applicable.

On the date of each Advance (other than a Swingline Advance), upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Agent on the applicable Advance Date in same day funds by no later than 12:00 noon, an amount equal to such Lender’s Pro Rata Share of such Advance and upon receipt of such amounts with respect to such Advance, the Agent shall promptly fund such amounts by wire transfer to the account which the Borrower has designated in writing; provided that, with respect to an Advance funded pursuant to Section 2.02(f), each Lender shall remit the Advance equal to such Lender’s Pro Rata Share of the Exposure Amount Shortfall in same day funds by no later than 12:00 noon to the Agent and upon receipt of such amounts with respect to such Advance, the Agent shall promptly fund such amounts to the Unfunded Exposure Account. On the date of any Swingline Advance, the Swingline Lender shall make available to the Agent in same day funds, an amount equal to the amount of such Swingline Advance and upon receipt of such

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amount with respect to such Swingline Advance, the Agent shall promptly fund such amounts by wire transfer to the account which the Borrower has designated in writing.

(c)The Advances shall bear interest at the Yield Rate.

(d)Subject to Section 2.18 and the other terms, conditions, provisions and limitations set forth herein (including, without limitation, the payment of the Commitment Termination Premium, if any, as applicable), the Borrower may (i) borrow and reborrow Advances without any penalty, on and after the Restatement Date and prior to the end of the Reinvestment Period and (ii) repay or prepay Advances without any penalty, on and after the Restatement Date and prior to the Facility Maturity Date.

(e)Determinations by any Lender of the existence of any ~~Eurodollar~~ Disruption Event with respect to such Lender (any such determination to be communicated to the Borrower by written notice from the Agent promptly after the Agent learns of such event), or of the effect of any ~~Eurodollar~~ Disruption Event on its making or maintaining Advances at ~~LIBOR~~the applicable Benchmark, shall be conclusive absent manifest error.

(f)Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default or the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, on the last day of the Reinvestment Period, the amount on deposit in the Unfunded Exposure Account is less than the aggregate of all Exposure

(v)to the Agent to be distributed pro rata to each Lender, in accordance with the amounts due under this clause, all Yield and the Non-Usage Fee that is accrued and unpaid as of the last day of the related Remittance Period;

(vi)pro rata to the Agent (for the account of each Lender), the Agent (for its own account) or the Trustee (on behalf of itself and the Collateral Custodian and the Bank), as applicable, all accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to any Lender, the Agent, the Trustee, the Bank or the Collateral Custodian under the Transaction Documents;

(vii)(a) prior to the end of the Reinvestment Period, if any Borrowing Base Deficiency is a result of a shortfall in the Unfunded Exposure Amount, at the discretion and direction of the Servicer, to fund the Unfunded Exposure Account (in an amount up to the aggregate of all Unfunded Exposure Equity Amounts), and (b) after the end of the Reinvestment Period but prior to the Facility Maturity Date, to fund the Unfunded Exposure Account (in an amount up to the aggregate of all Exposure Amounts);

(viii)to the Agent to be distributed pro rata to each Lender, an amount necessary to satisfy any outstanding Borrowing Base Deficiency not paid in Section 2.04(a)(vii), pro rata in accordance with the amount of Advances Outstanding;

(ix)to the Agent to be distributed pro rata to each Lender, to pay the Advances Outstanding, including any Commitment Termination Premium, in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.18(b);

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(x)pro rata in accordance with the amounts due under this clause, to each Hedge Counterparty, any Hedge Breakage Costs owing to that Hedge Counterparty under its respective Hedging Agreement;

(xi)to pay any other amounts due (other than with respect to the repayment of Advances) under this Agreement and the other Transaction Documents (including any indemnity amounts due from the Borrower hereunder and thereunder);

(xii)to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with the performance of its duties hereunder or paid on behalf of the Borrower, plus any outstanding deferred reimbursement amount plus interest thereon as further set forth in Section 6.07; and

(xiii)(A) during an Unmatured Event of Default, to remain in the Collection Account or (B) otherwise, at the Borrower’s election and with prior written notice to the Trustee (which notice may be set forth in the applicable Servicing Report), to the Borrower, any remaining amounts.

transfer collected funds held by the Bank in the Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding any Payment Date, and priority:

(i)pari passu to (a) the Trustee, in payment in full of all accrued Trustee Fees and all Trustee Expenses, and (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Fees and Collateral Custodian Expenses; provided that amounts payable to the Trustee for Trustee Expenses and Collateral Custodian for Collateral Custodian Expenses pursuant to the foregoing clauses (a) and (b) shall not exceed $15,000 for any Payment Date;

(ii)to the Servicer, in payment in full of all accrued Servicing Fees;

(iii)pro rata in accordance with the amounts due under this clause, to each Hedge Counterparty, any amounts (other than any Hedge Breakage Costs) owing to that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s);

(iv)to the Agent, in an amount equal to any accrued and unpaid Agent Fee;

(v)to the Agent to be distributed pro rata to each Lender, in accordance with the amounts due under this clause, all Yield and the Non-Usage Fee that is accrued and unpaid as of the last day of the related Remittance Period;

(vi)to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate of all Exposure Amounts;

(vii)pro rata to the Agent (for the account of each Lender), the Agent (for its own account) or the Trustee (on behalf of itself and the Collateral Custodian and the Bank), as applicable, all accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to any Lender, the Agent, the Trustee, the Bank or the Collateral Custodian under the Transaction Documents;

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(viii)to the Agent to be distributed pro rata to each Lender, to pay the Advances, and any applicable Commitment Termination Premium, until paid in full;

(ix)pro rata in accordance with the amounts due under this clause, to each Hedge Counterparty, any Hedge Breakage Costs owing to that Hedge Counterparty under its respective Hedging Agreement;

(x)to pay any other amounts due under this Agreement and the other Transaction Documents (including any indemnity amounts due from the Borrower hereunder and thereunder);

(xi)to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with

Financial Accounting Standards No. 140 by the Financial Accounting Standards Board, or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Transferor, the Borrower or any Secured Party with the assets and liabilities of the Agent or any Lender and, as a result, imposes any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Indemnified Party may base a claim for reimbursement under this Section 2.10. For the further avoidance of doubt, any increase in cost and/or reduction in Yield with respect to any Affected Party caused by regulatory capital allocation adjustments due to Financial Accounting Standards Nos. 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.10.

(c)In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(d)The payment of amounts under this Section 2.10 shall be on an after Tax basis.

(e)Notwithstanding anything to the contrary herein, the Dodd-Frank Wall
Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Applicable Law for purposes of clause (a) above, regardless of the date enacted, adopted or issued.

(f)If a ~~Eurodollar~~ Disruption Event with respect to any Lender occurred on any date prior to the occurrence of a Benchmark Transition Event, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at ~~LIBOR~~the applicable Benchmark shall immediately be converted into Advances Outstanding in respect of which such Interest accrues at the Base Rate.

Section 2.11 Taxes.

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(a) All payments made by an Obligor in respect of a Loan Asset and all payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless required by Applicable Law. If any Indemnified Taxes are required to be withheld from any amounts payable to any Indemnified Party, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Indemnified Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(d)Notwithstanding anything to the contrary contained in this Section 2.25, the Swingline Lender shall not be obligated to make any Swingline Advance at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.23(a)(iii)) with respect to any such Defaulting Lender.

~~Section 2.26 Effect of Benchmark Transition Event.~~

~~(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of any then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document upon delivery by the Administrative Agent of notice pursuant to Section 2.26(c) hereunder and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date on which notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders holding greater than 50% of the aggregate Commitments then in effect (or, after the end of the Reinvestment Period, the Advances Outstanding).~~

~~Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the applicable then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document upon delivery by the Administrative Agent of notice pursuant to Section 2.26(c) hereunder; provided~~

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~~that this paragraph shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~

~~(b)Benchmark Replacement Conforming Changes. In connection with the implementation of any Benchmark Replacement, the Administrative Agent will have the right to~~

~~make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document upon delivery by the Administrative Agent of notice pursuant to Section 2.26(c) hereunder.~~

~~(c)Notices. The Administrative Agent will promptly notify the Borrower and the Lenders (with a copy to the Collateral Agent) of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to the below and (v) the commencement or conclusion of any Benchmark Unavailability Period.~~

~~Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Remittance Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Remittance Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~

~~(d)Standards for Decisions and Determinations. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.26 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.26 (or the defined terms used in this Section 2.26).~~

~~(e)Benchmark Unavailability Period. For any determination of interest hereunder or under any other Transaction Document during a Benchmark Unavailability Period with respect~~

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~~to a given Benchmark, the principal amount of Advances which bear interest on such Benchmark, shall instead bear interest determined in relation to the Base Rate, computed as otherwise described herein; provided, however, that no such determination of interest shall take effect during any applicable Remittance Period.~~

~~(f)London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority, the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (i) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (ii) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate for Dollars and that any obligation of the Administrative Agent to notify any parties of any such Benchmark Transition Event pursuant to clause (c) of this Section 2.26 shall be deemed satisfied.~~

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness.

(a)This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i)all reasonable up-front expenses and fees (including legal fees and any fees required under any Lender Fee Letter and the Trustee and Collateral Custodian Fee Letter) that are invoiced at or prior to the Restatement Date shall have been paid in full;

(ii)any and all information submitted to each Lender and the Agent by the Borrower, the Transferor, the Equityholder or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iii)each Lender shall have received all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to each Lender;

(iv)the Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Agent and each Lender; and

(v)no material adverse effect on the business, assets, financial conditions or performance of the Servicer and its subsidiaries, including the Borrower, on a consolidated basis, has occurred.

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financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any covenant compliance certificates with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided to the Borrower and/or the Servicer either monthly or quarterly, as the case may be, by such Obligor, which delivery shall be made within 45 days (or such longer period as specified in the Loan Agreement) after the end of each such month or such Obligor’s fiscal quarters, as applicable (excluding the last month or fiscal quarter, as applicable, of each such Obligor’s fiscal year), and within 90 days (or such longer period as specified in the Loan Agreement) after the end of each such Obligor’s fiscal year, and (ii) a quarterly update to the “tear sheet” prepared by the Servicer with respect to such Obligor and with respect to each Loan Asset for such Obligor, which delivery shall be made within 45 days (or such longer period as specified in the Loan Agreement) after the end of each such Obligor’s fiscal quarters (excluding the last fiscal quarter of each such Obligor’s fiscal year) and within 90 days (or such longer period as specified in the Loan Agreement) after the end of each such Obligor’s fiscal year. The Servicer will promptly deliver to the Agent, upon reasonable request and to the extent received by the Borrower and/or the Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio. The Agent will provide each Lender with a copy of such other documents and information promptly upon receipt thereof.

(g)Amendments to Loan Assets. The Servicer will deliver to the Agent (who will provide each Lender with a copy promptly upon receipt thereof), the Trustee and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(h)Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(i) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on an IntraLinks (or other replacement) website to which the Agent and the Lenders have access.

Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Agent and the Trustee within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2010, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred. With respect to the Original Agreement, the Servicer will provide to the Agent and the Trustee within 90 days following the end of the fiscal year of the Servicer for 2009, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to the Original Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its

Section 9.02 Erroneous Payments.

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(a)Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if the Agent or the Trustee notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person that the Agent or the Trustee has determined in its sole discretion that such person has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Agent, the Trustee or any of their respective Affiliates which were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such amounts specified in this Section 9.02(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent or the Trustee to provide any of the notices specified above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent or the Trustee for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)[Reserved].

(c)Such Erroneous Payment shall at all times remain the property of the Agent or the Trustee, as applicable, and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent or the Trustee, as applicable, and upon demand from the Agent or the Trustee, as applicable, such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Agent or the Trustee, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent or the Trustee, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Agent or the Trustee, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent or the Trustee, as applicable, for any reason, after demand therefor by the Agent or the Trustee in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent or the Trustee, as applicable, and upon the Agent’s or the Trustee’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Agent or the Trustee, as applicable, or, at the option of the Agent or the Trustee, as applicable, or any Lender Affiliated with the Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto without any further payment by the Agent, the Trustee or the Agent’s Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Agent or the Trustee, as applicable, may reflect in the Register

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its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.04. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent or the Trustee, as applicable, shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations).

(f)Each Payment Recipient hereby authorizes the Agent and the Trustee to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Agent or the Trustee to such Payment Recipient from any source, against any amount due to the Agent or the Trustee, as applicable, pursuant to this Section 9.02 or under the indemnification provisions of this Agreement.

(g)Each party’s obligations under this Section 9.02 shall survive the resignation or replacement of the Agent or the Trustee or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

(d)If, in performing its duties under this Agreement, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Agent as to the course of action desired by it. If the Trustee does not receive such instructions within two Business Days after it has requested them, the Trustee may, but shall be under no duty to, take or refrain from taking any such courses of action. The Trustee shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Trustee shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)Concurrently herewith, the Agent directs the Trustee and the Trustee is authorized to enter into the Pledge Agreement, the Collection Account Agreement and the Unfunded Exposure Account Agreement. For the avoidance of doubt, all of the Trustee’s rights, protections and immunities provided herein shall apply to the Trustee for any actions taken or omitted to be

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taken under the Pledge Agreement, the Collection Account Agreement and the Unfunded Exposure Account Agreement in such capacity.

Section 10.03 Merger or Consolidation.

Any Person (i) into which the Trustee may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Trustee shall be a party, or (iii) that may succeed to ~~the properties and assets of the Trustee~~all or substantially ~~as a whole, which Person in any~~all of the ~~foregoing cases executes an agreement of assumption to perform every obligation~~corporate trust business of the Trustee ~~hereunder,~~ shall be the successor to the Trustee under this Agreement without further act of any of the parties to this Agreement.

Section 10.04 Trustee Compensation.

As compensation for its Trustee activities hereunder, the Trustee shall be entitled to the Trustee Fees and Trustee Expenses from the Borrower as set forth in the Trustee and Collateral Custodian Fee Letter. The Trustee shall be entitled to receive the Trustee Fees and Trustee Expenses to the extent of funds available therefor pursuant to the provision of Section 2.04; provided that, for the avoidance of doubt, to the extent funds are not so available on any Payment Date to pay such fees or reimburse such expenses incurred during the immediately ended Remittance Period, such payment or reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04. The Trustee’s entitlement to receive the Trustee Fees shall cease on the earlier to occur of: (i) its removal as Trustee pursuant to Section 10.05 or (ii) the termination of this Agreement.

Section 10.05 Trustee Removal.

The Trustee may be removed, with or without cause, by the Agent by notice given in writing to the Trustee (the “Trustee Termination Notice”); provided that, notwithstanding its receipt of a Trustee Termination Notice, the Trustee shall continue to act in such capacity until a successor Trustee has been appointed and has agreed to act as Trustee hereunder; provided that unless it has received instructions from the Servicer or the Agent, as applicable. The Trustee shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Agent. In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)The Trustee shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, unless appointed as successor Collateral Custodian hereunder, the Trustee shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(j)The Trustee and the Bank shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of ~~LIBOR,~~ SOFR, Term SOFR, Benchmark Replacement (or other applicable interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as expressly provided herein), any

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Benchmark Transition Event or any amendment or change required to be made to the applicable interest rate, (ii) select, determine or designate any ~~LIBOR,~~ SOFR, Term SOFR, Benchmark Replacement or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(k)The Trustee and the Bank shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of ~~LIBOR,~~ SOFR, Term SOFR, Benchmark Replacement (or other applicable interest rate) and absence of a designated replacement Interest Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Agent or Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 10.07 Trustee Resignation.

The Trustee may resign at any time by giving not less than 90 days written notice thereof to the Agent (who will provide each Lender with a copy promptly upon receipt thereof) and with the consent of the Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Agent shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by the Agent, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a

(h)release all or substantially all of the Collateral Portfolio or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender; or

(i)make material amendments to the definitions of “Collateral Quality Test”, “Minimum Weighted Average Coupon Test”, “Minimum Weighted Average Spread Test” or any definitions therein, in each case, without the written consent of a Supermajority of the Lenders;

(j)make any modification to the definitions of “Borrowing Base”, “Adjusted Borrowing Value”, “Excess Concentration Amount” or any definitions therein, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender;

provided, further, that (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected with the consent of the Agent, but without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Trustee, the Bank or the Collateral Custodian shall be effective without the written agreement of the Trustee, the Bank or the Collateral Custodian, as applicable, (iii) no amendment, waiver or modification adversely affecting the rights or obligations of any Hedge Counterparty shall be effective without the

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written agreement of such Person, (iv) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (v) no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Transaction Document and (vi) the Agent and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For the avoidance of doubt, in the event that an Event of Default has occurred but has been waived unconditionally and in its entirety in accordance with the terms hereof, such Event of Default shall be deemed to have not “occurred” and references to “after the occurrence of an Event of Default” shall be inapplicable for all purposes in this Agreement or any of the Transaction Documents, except to the extent otherwise provided for in the relevant waiver; provided that any waiver which by its terms becomes effective upon certain conditions precedent being met will not be considered a conditional waiver solely due to the existence of such conditions precedent if all such conditions precedent to effectiveness have been satisfied. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to the then-current Benchmark, the Agent and the Borrower may amend this Agreement to replace such

Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has delivered such proposed amendment to all Lenders, the Servicers and the Borrower so long as the Agent has not received, by such time, written notice of objection from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 11.01 will occur prior to the applicable Benchmark Transition Start Date.

In connection with the implementation of a Benchmark Replacement, the Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

The Agent will promptly notify the Borrower, the Servicers and the Lenders (with a copy to the Trustee) of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 11.01 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any

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decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 11.01.

During any Benchmark Unavailability Period with respect to a Benchmark (x) all Advances denominated in Dollars shall bear interest at the Base Rate and (y) the Borrower may revoke any Notice of Borrowing to be made or any continuation of an Advance during such Benchmark Unavailability Period.

Section 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

If to the Swingline Lender:

Wells Fargo Bank, National Association
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: Kevin Sunday
Facsimile No.: (704) 715-0067
Confirmation No: (704) 374-6230
If to the Trustee:
U.S. Bank Trust Company, National Association
One Federal Street, Third Floor
Boston, Massachusetts 02110
Attention: Corporate Trust / CDO Unit – Ares Capital CP Funding
Facsimile No: (866) 738-6062

If to the Bank:

U.S. Bank National Association
One Federal Street, Third Floor
Boston, Massachusetts 02110
Attention: Corporate Trust/CDO Unit–Ares Capital CP Funding
Facsimile No: (866) 738-6062

If to the Collateral Custodian:

U.S. Bank National Association
as the Collateral Custodian
Document Custody Services
1719 Otis Way
Florence, SC 29501
Attention: Steven Garrett
Email: steven.garrett@usbank.com
Facsimile No.: (843) 673-0162

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Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received. The Agent shall, promptly after receipt of any notice from the Trustee, the Borrower, the Transferor, the Equityholder or the Servicer, provide copies thereof to each Lender.

Section 11.03 No Waiver; Remedies. No failure on the part of the Agent, the Trustee or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The so purchased or the liabilities or recourse of the Transferor or Equityholder, as applicable, pertaining to such sales.

Section 11.20 Affirmation. Each of the parties hereto confirm, acknowledge and agree that this Agreement is an amendment and restatement of the Original Agreement and that the execution, delivery and performance of this Agreement does not create a novation of any indebtedness existing under the Original Agreement immediately prior to the amendment and restatement on the Restatement Date. The Borrower confirms, acknowledges and agrees that this Agreement benefits from all collateral security executed in connection with the Original Agreement and that the “Obligations” are secured by, and benefit from, all collateral security and guarantees included in the Transaction Documents. The Borrower hereby ratifies and confirms that all of the terms and conditions, representations and covenants contained in the Transaction Documents shall remain in full force and effect after giving effect to the execution and effectiveness of this Agreement.

Section 11.21 Covered Transactions. The Borrower shall not use the proceeds of any Advance in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223), including any transaction where the proceeds of any Advance are used for the benefit of, or transferred to, an Affiliate of a Lender.

ARTICLE XII.
COLLATERAL CUSTODIAN
Section 12.01 Designation of Collateral Custodian.

(a)Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Until the Agent shall give to U.S. Bank National Association a Collateral Custodian Termination Notice, U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

(b)Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 12.02 Duties of Collateral Custodian.

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(a) Appointment. The Borrower and the Agent each hereby appoints U.S. Bank National Association to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

acting) upon the direction of the Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Agent within 10 Business Days of its receipt of such request, then the Agent shall be deemed to have declined to consent to the relevant action.

(iii)The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

(iv)The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity (in certain circumstances, the beneficial owners thereof) such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 12.03 Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral ~~Custodian~~all or substantially ~~as a whole, which Person in any~~all of the ~~foregoing cases executes an agreement of assumption to perform every obligation~~document custody business of the Collateral Custodian ~~hereunder,~~ shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 12.04 Collateral Custodian Compensation.

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As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees and Collateral Custodian Expenses from the Borrower as set forth in the Trustee and Collateral Custodian Fee Letter. The Collateral

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:		ARES CAPITAL CP FUNDING LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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                     Ares CP Funding Facility
    Loan and Servicing Agreement

TRUSTEE:		U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

BANK:		U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

COLLATERAL CUSTODIAN:		U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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    Loan and Servicing Agreement

ANNEX A

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	~~$900,000,000~~$1,150,000,000
Bank of America, N.A.	$375,000,000
Sampension Livsforsikring A/S	$127,000,000
Arkitekternes Pensionskasse	$9,000,000
Pensionskassen for Jordbrugsakademikere og Dyrlæger	$14,000,000
Canadian Imperial Bank of Commerce	$100,000,000

USActive ~~52762757.39.docx~~52762757.44	Annex A-1